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                                                                     EXHIBIT 5.1

                                            January 4, 2006


American Railcar Industries, Inc.
100 Clark Street
St. Charles, MO 63301

         RE:      American Railcar Industries, Inc.
                  Registration Statement on Form S-1
                  Registration No. 333-130284
                  ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to American Railcar Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Statement and an underwriting agreement (the "Underwriting Agreement") by and among the Company, UBS Securities LLC and Bear, Stearns and Co. Inc., as representatives of the several underwriters (the "Underwriters") in substantially the form filed as
Exhibit 1.1 to the Registration Statement, the Company proposes to sell to the Underwriters up to 9,775,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), including 1,275,000 shares of Common Stock that may be sold by the Company to cover over-allotments pursuant to the Registration Statement. As described in the Registration Statement and contemplated by the Underwriting Agreement, immediately prior to the closing of the Offering, the Company's Predecessor company, American Railcar Industries, Inc., a Missouri corporation (the "Predecessor"), will merge (the "Merger") with and into the Company, whereby each of the Predecessor's issued and outstanding shares of common stock, $0.01 par value, will be exchanged for 9,328.083 shares of Common Stock of the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

         In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the corporate minute books of the Company, (iii) a specimen certificate for the Common Stock filed as
Exhibit 4.1 to the Registration Statement; (iv) the Certificate of Incorporation of the Company, (v) the By-laws of the Company (vi) the form of Agreement and Plan of Merger filed as Exhibit 2.1 to the Registration Statement, (vii) the form of Certificate of Ownership and Merger filed as Exhibit 3.3 to the Registration Statement and (viii) the form of Underwriting Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Predecessor, the Company and others.
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American Railcar Industries, Inc.
January 4, 2005
Page 2


          Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

         Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares to be sold by the Company following the completion of the Merger and under the other circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       BROWN, RUDNICK, BERLACK ISRAELS LLP

                                       /s/ Brown, Rudnick, Berlack Israels LLP
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